EXHIBIT 4

NAVISTAR INTERNATIONAL CORPORATION

AND CONSOLIDATED SUBSIDIARIES

INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,

INCLUDING INDENTURES

The following instruments of Navistar International Corporation and its principal subsidiary Navistar, Inc., and its indirect subsidiary Navistar Financial Corporation, defining the rights of security holders are incorporated herein by reference.

4.1	Navistar International Corporation Restated Stock Certificate filed as Exhibit 4.20 to Form 10-Q for the period ended January 31, 2002, which was dated and filed March 11, 2002. Commission File No. 001-9618.

4.2	3,000,000,000 Mexican Peso Short Term Commercial Paper Program (Programa de Certificados Bursátiles a Corto Plazo) authorized on December 2, 2008, by Navistar Financial S.A. de C.V. Sociedad Financiera de Objeto Múltiple, Entidad No Regulada and placed in the market by the intermediate underwriter ScotiaInverlat Casa de Bolsa, S.A. de C.V. The Registrant agrees to furnish to the Commission upon request a copy of the agreement dated December 2, 2008 between the two parties, which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

4.3	Indenture, dated as of October 28, 2009, by and among Navistar International Corporation, as Issuer, Navistar, Inc., as Guarantor, and The Bank of New York Mellon Trust Company, as Trustee, for Navistar International Corporation’s 8.25% Senior Notes due 2021. Filed as Exhibit 4.1 to Current Report on Form 8-K dated and filed October 28, 2009. Commission File No. 001-09618.

4.4	Indenture, dated as of October 28, 2009, by and between Navistar International Corporation, as Issuer, and The Bank of New York Mellon Trust Company, as Trustee, for Navistar International Corporation’s 3.00% Senior Subordinated Convertible Notes due 2014. Filed as Exhibit 4.2 to Current Report on Form 8-K dated and filed October 28, 2009. Commission File No. 001-09618.

Instruments defining the rights of holders of other unregistered long-term debt of Navistar and its subsidiaries have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its consolidated subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Commission upon request.

E-2